Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP October 25, 2022

Ameriprise Financial Reports
Third Quarter 2022 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q3 2022		Q3 2022
GAAP	$4.86	GAAP	47.1%
Adjusted Operating	$5.24	Adjusted Operating	45.6%
Adjusted Operating Ex. Unlocking (2)	$6.43	Adjusted Operating Ex. Unlocking (2)	47.9%

•Third quarter adjusted operating earnings per diluted share excluding unlocking was $6.43, up 9 percent from the prior year period driven by strong business performance in Wealth Management and stable financial performance in Retirement & Protection Solutions. The benefit of higher interest rates was offset by market depreciation and unfavorable foreign exchange translation.
Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered another good quarter demonstrating the strength of our business and ability to navigate periods of heightened volatility and market dislocation.

“Our advice value proposition and deep client relationships differentiate Ameriprise. In the quarter, total client net flows were up significantly to more than $11 billion, and we continue to generate good growth in advisor productivity. In addition, growth in our cash business and Bank drove higher spread income in Wealth Management that more than offset equity market depreciation in our businesses.

“The business consistently generates strong free cash flow from contributions across our diversified firm that we invest in the business and return to shareholders. Our balance sheet remains a core strength, and in the quarter, we returned $632 million to shareholders and remain on track to return 90% of our adjusted operating earnings to shareholders this year, building on our long record of attractive shareholder returns.”
•Third quarter GAAP net income per diluted share was $4.86 compared to $8.65 a year ago, primarily reflecting the net realized gains on investments related to the fixed annuity reinsurance transaction in the prior year period.

•Adjusted operating net revenue was $3.5 billion, a 1 percent increase driven by strong Wealth Management growth, partially offset by lower revenue from Asset Management due to market depreciation.
•Assets under management and administration were $1.1 trillion, down 9 percent, as significant market depreciation more than offset $64 billion of cumulative net inflows over the past twelve months.
•Ameriprise Bank approximately doubled in size from a year ago to $18.6 billion. The Bank represents a significant opportunity to capture sustainable benefits from widening spreads and rising rates. The gross fee yield increased nearly 100 basis points sequentially.

•Long-term investment performance at Columbia Threadneedle Investments remains excellent with 130 funds with 4- and 5-star Morningstar ratings and more than 70 percent of funds above median on an asset-weighted basis over 3-, 5- and 10-year time periods.

•The company returned $632 million of capital to shareholders in the quarter and remains on track to return 90 percent of operating earnings to shareholders during the year.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Unlocking impacts reflect the company’s annual review of insurance and annuity valuation assumptions and model changes, and the Long Term Care (LTC) gross premium valuation.

Ameriprise Financial, Inc.
Third Quarter Summary
	Quarter Ended September 30,		% Over/ (Under)	Year-to-date September 30,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021		2022	2021
GAAP net income	$548	$1,031	(47)%	$2,065	$2,059	-
Adjusted operating earnings	$591	$699	(15)%	$1,951	$2,001	(2)%
Adjusted operating earnings excluding unlocking (see reconciliation starting on p. 25)	$725	$705	3%	$2,085	$2,007	4%

GAAP net income per diluted share	$4.86	$8.65	(44)%	$18.05	$17.03	6%
Adjusted operating earnings per diluted share	$5.24	$5.86	(11)%	$17.05	$16.55	3%
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation starting on p. 25)	$6.43	$5.91	9%	$18.23	$16.60	10%

GAAP Return on Equity, ex. AOCI	47.1%	41.7%		47.1%	41.7%
Adjusted Operating Return on Equity, ex. AOCI	45.6%	47.8%		45.6%	47.8%
Adjusted Operating Return on Equity, ex. AOCI and unlocking	47.9%	47.9%		47.9%	47.9%

Weighted average common shares outstanding:
Basic	110.5	116.4		112.1	118.2
Diluted	112.7	119.2		114.4	120.9

Current quarter GAAP results after tax included $9 million of integration costs from the acquisition of BMO EMEA and net realized investment losses of $73 million primarily from portfolio repositioning to capture the benefit of higher interest rates. GAAP results in the prior year quarter were positively impacted by net realized gains on investments that transferred as part of the fixed annuity reinsurance transaction that closed in that period.

The company completed its annual actuarial assumption update in the quarter, which resulted in an unfavorable $134 million, or $1.19 per share, impact on operating results.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Adjusted operating net revenues	$2,137	$2,048	4%

Distribution expenses	1,149	1,238	7%
G&A / other expense	393	351	(12)%
Adjusted operating expenses	1,542	1,589	3%
Pretax adjusted operating earnings	$595	$459	30%

Pretax adjusted operating margin	27.8%	22.4%	540 bps

	Quarter Ended September 30,		% Over/ (Under)
(in billions, unless otherwise noted)	2022	2021
Total client assets	$711	$811	(12)%
Total client net flows (1)	$11.2	$10.0	11%
Wrap net flows (1)	$6.4	$9.4	(31)%
AWM cash balance	$46.3	$40.1	16%
Average gross yield on cash balances (in bps)	251	64
Adjusted operating net revenue per advisor (TTM in thousands)	$819	$766	7%

(1) See definition on page 12.

Advice & Wealth Management pretax adjusted operating earnings increased 30 percent driven by client net inflows and higher interest rates, partially offset by continued market dislocation and lower activity levels. Pretax adjusted operating margin was 27.8 percent, up 540 basis points.

Net revenues grew 4 percent as strong client flows, bank growth and higher interest rates more than offset the impact of market depreciation on fee-based revenues and lower activity levels consistent with the industry.

Adjusted operating expenses of $1.5 billion were 3 percent lower than the year ago quarter. Distribution expenses declined 7 percent, while G&A and other expenses were $393 million, reflecting investments for business growth and higher volume-related activity from continued cumulative net flows. In addition, G&A expenses a year ago were unusually low as a result of the timing of expenses, lower staffing levels and limited T&E expense. On year-to-date basis, G&A expenses increased 7 percent, which was in line with management expectations.

The Wealth Management business delivered strong fundamental growth in the quarter with total client net flows up 11 percent to $11.2 billion in the face of volatile markets. Clients and advisors remained engaged and focused on defensively positioning portfolios to help meet financial planning goals.
•Total client net flows included $6.4 billion of flows into wrap accounts and $4.8 billion into non-advisory accounts, a mix shift that reflects the current market environment.
•Cash balances increased 16 percent from the prior year to $46.3 billion and decreased 2 percent on a sequential basis.
•Ameriprise Bank grew to $18.6 billion, up $8.8 billion from a year ago. The Bank provides important flexibility to enhance earnings in a rising interest rate environment.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was $819,000, up 7 percent from enhanced productivity and business growth.
•Total advisors increased 2 percent to 10,282, reflecting excellent advisor retention, as well as the addition of 89 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Adjusted operating net revenues	$823	$915	(10)%

Distribution expenses	238	288	17%
G&A / other expenses	394	342	(15)%
Adjusted operating expenses	$632	$630	-
Pretax adjusted operating earnings	$191	$285	(33)%

Net pretax adjusted operating margin (1)	35.6%	48.9%

	Quarter Ended September 30,		% Over/ (Under)
(in billions)	2022	2021
Total segment AUM	$546	$583	(6)%

Net Flows
Global Retail net flows	$(5.3)	$1.8	NM
Global Institutional net flows, ex. legacy insurance partners flows	3.9	3.5	13%
Legacy insurance partners flows	(1.0)	(1.4)	25%
Total segment net flows	$(2.4)	$3.9	NM

Model delivery AUA Flows (2)	$(0.5)	$0.5	NM

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings declined 33 percent to $191 million primarily from equity and bond market depreciation, unfavorable FX translation and net outflows. Adjusted operating net revenues declined 10 percent to $823 million. Net pretax adjusted operating margin was 35.6 percent, above our targeted range of 31 percent to 35 percent.

Normalized for the BMO business, adjusted operating expenses declined 13 percent and G&A declined 7 percent from continued expense discipline and a benefit from foreign exchange. Distribution expenses decreased 17 percent primarily from market depreciation and lower sales.

Total assets under management decreased 6 percent to $546 billion as market depreciation and foreign exchange translation more than offset the addition of the BMO business. Long term investment performance remained strong with more than 70 percent of funds above median on an asset-weighted basis over 3-, 5- and 10-year time periods across equity, fixed income and asset allocation strategies.

In the quarter, net outflows were $2.4 billion and included $1.0 billion of outflows related to legacy insurance partners. Institutional inflows continued to partially offset elevated retail outflows.
•Retail net outflows were $5.3 billion. In North America, there were outflows in equity and fixed income strategies from market volatility. In EMEA, outflows persisted as investor sentiment remained weak from higher interest rates and geopolitical strain.
•Global institutional net inflows were $3.9 billion primarily from fixed income and liability-driven investing mandates.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Adjusted operating net revenues	$786	$834	(6)%
Adjusted operating expenses	755	647	(17)%
Pretax adjusted operating earnings (including unlocking)	$31	$187	(83)%
Unlocking	(172)	(5)	NM
Pretax adjusted operating earnings excluding unlocking	$203	$192	6%

NM Not Meaningful - variance equal to or greater than 100%

Retirement & Protection Solutions pretax adjusted operating earnings excluding unlocking were $203 million versus $192 million last year, a strong and stable result in this market environment. The business continued to generate strong free cash flow and a high return on capital.

Retirement & Protection Solutions sales continued to reflect muted overall industry sales levels due to market volatility, as well as management actions to optimize our business mix. Protection sales decreased 29 percent to $65 million primarily related to market volatility. The majority of sales remain in higher margin accumulation VUL products. Variable annuity sales decreased 35 percent to $948 million, reflecting the discontinuation of sales with living benefit riders that was completed in June, as well as industry slowdown due to market dislocation.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended September 30,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Corporate & Other	$(73)	$(73)	-
Closed Blocks (1)	(6)	(8)	25%
Pretax adjusted operating earnings	$(79)	$(81)	2%
Unlocking/loss recognition	3	(3)	NM
Pretax adjusted operating earnings excluding unlocking/loss recognition	$(82)	$(78)	(5)%

Long term care excluding unlocking/loss recognition	$(3)	$2	NM
Fixed Annuities excluding unlocking	(6)	(7)	14%
Pretax adjusted operating earnings excluding unlocking	$(9)	$(5)	(80)%

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $79 million.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $73 million, in line with the prior year period.

Long Term Care pretax adjusted operating loss was in line with expectations at $3 million.

Fixed Annuities pretax adjusted operating loss excluding unlocking was in line with expectations at $6 million.

Taxes
The operating effective tax rate increased to 19.9 percent for the third quarter and 19.3 percent on a year-to-date basis. The effective tax rate is expected to be approximately 20 percent for the full year.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements estimating the expected full year operating effective tax rate and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended September 30, 2022.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)
Revenues
Management and financial advice fees	$2,172	$2,367	(8)%	$2,277	(5)%
Distribution fees	506	458	10%	458	10%
Net investment income	349	773	(55)%	287	22%
Premiums, policy and contract charges	361	(805)	NM	365	(1)%
Other revenues	118	113	4%	124	(5)%
Total revenues	3,506	2,906	21%	3,511	-
Banking and deposit interest expense	15	3	NM	3	NM
Total net revenues	3,491	2,903	20%	3,508	-
Expenses
Distribution expenses	1,195	1,285	7%	1,236	3%
Interest credited to fixed accounts	157	172	9%	145	(8)%
Benefits, claims, losses and settlement expenses	370	(719)	NM	82	NM
Amortization of deferred acquisition costs	107	9	NM	152	30%
Interest and debt expense	52	64	19%	44	(18)%
General and administrative expense	925	822	(13)%	894	(3)%
Total expenses	2,806	1,633	(72)%	2,553	(10)%
Pretax income	685	1,270	(46)%	955	(28)%
Income tax provision	137	239	43%	199	31%
Net income	$548	$1,031	(47)%	$756	(28)%

Earnings per share
Basic earnings per share	$4.96	$8.86		$6.73
Earnings per diluted share	$4.86	$8.65		$6.61

Weighted average common shares outstanding
Basic	110.5	116.4		112.3
Diluted	112.7	119.2		114.4

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Assets Under Management and Administration
Advice & Wealth Management AUM	$382,364	$431,861	(11)%	$396,303	(4)%
Asset Management AUM	546,493	583,398	(6)%	598,150	(9)%
Corporate AUM	170	104	63%	165	3%
Eliminations	(35,494)	(42,022)	16%	(37,453)	5%
Total Assets Under Management	893,533	973,341	(8)%	957,165	(7)%
Total Assets Under Administration	207,965	232,934	(11)%	212,944	(2)%
Total AUM and AUA	$1,101,498	$1,206,275	(9)%	$1,170,109	(6)%

S&P 500
Daily average	3,983	4,425	(10)%	4,110	(3)%
Period end	3,586	4,308	(17)%	3,785	(5)%

Weighted Equity Index (WEI) (1)
Daily average	2,606	2,983	(13)%	2,707	(4)%
Period end	2,347	2,909	(19)%	2,491	(6)%

Common shares
Beginning balance	108.4	114.3	(5)%	110.1	(2)%
Repurchases	(1.8)	(2.1)	14%	(1.8)	-
Issuances	0.1	0.4	(75)%	0.1	-
Other	—	(0.2)	NM	—	-
Total common shares outstanding	106.7	112.4	(5)%	108.4	(2)%
Restricted stock units	2.8	3.0	(7)%	2.8	-
Total basic common shares outstanding	109.5	115.4	(5)%	111.2	(2)%
Total potentially dilutive shares	2.3	2.9	(21)%	2.1	10%
Total diluted shares	111.8	118.3	(5)%	113.3	(1)%

Capital Returned to Shareholders
Dividends paid	$140	$133	5%	$142	(1)%
Common stock share repurchases	492	533	(8)%	458	7%
Total Capital Returned to Shareholders	$632	$666	(5)%	$600	5%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees:
Advisory fees	$1,107	$1,189	(7)%	$1,144	(3)%
Financial planning fees	97	91	7%	99	(2)%
Transaction and other fees	93	94	(1)%	97	(4)%
Total management and financial advice fees	1,297	1,374	(6)%	1,340	(3)%
Distribution fees:
Mutual funds	180	219	(18)%	186	(3)%
Insurance and annuity	205	246	(17)%	216	(5)%
Off-Balance sheet brokerage cash (1)	110	15	NM	54	NM
Other products	84	81	4%	86	(2)%
Total distribution fees	579	561	3%	542	7%
Net investment income	219	62	NM	120	83%
Other revenues	57	54	6%	57	-
Total revenues	2,152	2,051	5%	2,059	5%
Banking and deposit interest expense	15	3	NM	3	NM
Adjusted operating total net revenues	2,137	2,048	4%	2,056	4%

Expenses
Distribution expenses	1,149	1,238	7%	1,185	3%
Interest and debt expense	3	3	-	3	-
General and administrative expense	390	348	(12)%	376	(4)%
Adjusted operating expenses	1,542	1,589	3%	1,564	1%
Pretax adjusted operating earnings	$595	$459	30%	$492	21%

Pretax adjusted operating margin	27.8%	22.4%		23.9%

(1) Prior to Q1 2022, Off-Balance sheet brokerage cash was included in Other products. Prior periods have been restated.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

AWM Total Client Assets	$711,428	$811,189	(12)%	$735,462	(3)%

Total Client Flows (1)	$11,164	$10,043	11%	$8,572	30%

Total Wrap Accounts
Beginning assets	$399,287	$430,003	(7)%	$447,046	(11)%
Net flows	6,449	9,404	(31)%	6,159	5%
Market appreciation (depreciation) and other	(20,526)	(4,032)	NM	(53,918)	62%
Total wrap ending assets	$385,210	$435,375	(12)%	$399,287	(4)%

Advisory wrap account assets ending balance (2)	$381,136	$430,546	(11)%	$395,054	(4)%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$3,345	$3,441	(3)%	$3,542	(6)%
On-balance sheet - bank	18,594	9,815	89%	15,520	20%
On-balance sheet - certificate	6,202	5,442	14%	5,284	17%
Total on-balance sheet	$28,141	$18,698	51%	$24,346	16%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$18,155	$21,374	(15)%	$23,102	(21)%
Total brokerage cash & certificates balances	$46,296	$40,072	16%	$47,448	(2)%

Gross Fee Yield
On-balance sheet - broker dealer	1.74%	0.06%		0.49%
On-balance sheet - bank (3)	2.98%	1.27%		2.00%
On-balance sheet - certificates	2.75%	1.06%		1.53%
Off-balance sheet - broker dealer	2.13%	0.28%		0.90%

Weighted Average Gross Fee Yield (3)	2.51%	0.64%		1.30%

Financial Advisors
Employee advisors	2,089	2,112	(1)%	2,096	-
Franchisee advisors	8,193	7,961	3%	8,149	1%
Total financial advisors	10,282	10,073	2%	10,245	-

Advisor Retention
Employee	91.9%	91.7%		92.3%
Franchisee	94.4%	94.3%		94.4%

(1) Total client flows represent inflows of client cash and securities less client outflows. Inflows include dividends and interest; outflows include fees. Excludes short-term and long-term capital gain distributions.

(2) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(3) As of Q4 2021, the Gross Fee Yield for prior periods have been restated.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$509	$587	(13)%	$543	(6)%
Institutional	159	143	11%	173	(8)%
Transaction and other fees	51	57	(11)%	54	(6)%
Revenue from other sources (1)	4	7	(43)%	7	(43)%
Total management and financial advice fees	723	794	(9)%	777	(7)%
Distribution fees:
Mutual funds	56	70	(20)%	58	(3)%
Insurance and annuity	40	50	(20)%	42	(5)%
Total distribution fees	96	120	(20)%	100	(4)%
Net investment income	2	1	NM	—	-
Other revenues	2	—	-	4	(50)%
Total revenues	823	915	(10)%	881	(7)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	823	915	(10)%	881	(7)%

Expenses
Distribution expenses	238	288	17%	252	6%
Amortization of deferred acquisition costs	2	3	33%	3	33%
Interest and debt expense	1	1	-	1	-
General and administrative expense	391	338	(16)%	403	3%
Adjusted operating expenses	632	630	-	659	4%
Pretax adjusted operating earnings	$191	$285	(33)%	$222	(14)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$823	$915	(10)%	$881	(7)%
Distribution pass thru revenues	(187)	(231)	19%	(200)	7%
Subadvisory and other pass thru revenues	(91)	(97)	6%	(91)	-
Net adjusted operating revenues	$545	$587	(7)%	$590	(8)%

Pretax adjusted operating earnings	$191	$285	(33)%	$222	(14)%
Adjusted operating net investment income	(2)	(1)	NM	—	-
Amortization of intangibles	5	3	67%	5	-
Net adjusted operating earnings	$194	$287	(32)%	$227	(15)%

Pretax adjusted operating margin	23.2%	31.1%		25.2%
Net pretax adjusted operating margin (2)	35.6%	48.9%		38.5%

Performance fees (3)
Performance fees	$1	$13	(92)%	$5	(80)%
General and administrative expense related to performance fees	—	—	-	2	NM
Net performance fees	$1	$13	(92)%	$3	(67)%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$322,938	$359,476	(10)%	$379,985	(15)%
Inflows	11,715	16,442	(29)%	15,572	(25)%
Outflows	(17,642)	(15,509)	(14)%	(23,725)	26%
Net VP/VIT fund flows	(999)	(1,101)	9%	(1,043)	4%
Net new flows	(6,926)	(168)	NM	(9,196)	25%
Reinvested dividends	1,647	2,001	(18)%	3,403	(52)%
Net flows	(5,279)	1,833	NM	(5,793)	9%
Distributions	(1,861)	(2,151)	13%	(3,812)	51%
Market appreciation (depreciation) and other	(15,281)	(2,282)	NM	(43,104)	65%
Foreign currency translation (1)	(4,314)	(1,157)	NM	(4,338)	1%
Total ending assets	296,203	355,719	(17)%	322,938	(8)%
% of total retail assets sub-advised	15.7%	16.0%		14.9%

Global Institutional
Beginning assets	275,212	233,890	18%	318,622	(14)%
Inflows (2)	14,932	9,428	58%	16,108	(7)%
Outflows (2)	(12,056)	(7,356)	(64)%	(13,365)	10%
Net flows	2,876	2,072	39%	2,743	5%
Market appreciation (depreciation) and other (3)	(17,785)	(5,895)	NM	(36,473)	51%
Foreign currency translation (1)	(10,013)	(2,388)	NM	(9,680)	(3)%
Total ending assets	250,290	227,679	10%	275,212	(9)%

Total managed assets	$546,493	$583,398	(6)%	$598,150	(9)%

Total net flows	$(2,403)	$3,905	NM	$(3,050)	21%

Legacy insurance partners flows	$(1,053)	$(1,402)	25%	$(1,212)	13%

Total Assets Under Advisement (4)	$22,313	$19,742	13%	$26,481	(16)%
Model delivery AUA flows (5)	$(542)	$514	NM	$441	NM

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Total Managed Assets by Type (1)
Equity	$278,446	$332,715	(16)%	$306,044	(9)%
Fixed income	194,643	198,696	(2)%	216,445	(10)%
Money market	21,261	5,752	NM	19,334	10%
Alternative	35,238	23,389	51%	38,370	(8)%
Hybrid and other	16,905	22,846	(26)%	17,957	(6)%
Total managed assets by type	$546,493	$583,398	(6)%	$598,150	(9)%

Average Managed Assets by Type (1) (2)
Equity	$305,078	$340,804	(10)%	$336,754	(9)%
Fixed income	214,305	200,106	7%	235,580	(9)%
Money market	18,499	5,831	NM	16,489	12%
Alternative	36,962	23,360	58%	39,395	(6)%
Hybrid and other	18,417	23,172	(21)%	19,476	(5)%
Total average managed assets by type	$593,261	$593,273	-	$647,694	(8)%

(1) In Q4 2021, the definition of Alternative AUM was changed to now include real estate, CLOs, private equity, hedge funds (direct and funds of funds), infrastructure and commodities. Prior periods have been restated to reflect this change.

(2) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	3 Qtr 2022

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	61%	83%	74%	87%
Fixed Income	38%	71%	62%	86%
Asset Allocation	56%	62%	68%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	130	102	91	100
Percent of Rated Assets	56%	51%	47%	60%

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Instl3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are measured gross of fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 09/30/22. Columbia funds are available for purchase by U.S. customers. Out of 104 Columbia funds rated (based on primary share class), 19 received a 5-star Overall Rating and 30 received a 4-star Overall Rating. Out of 155 Threadneedle funds rated (based on highest-rated share class), 24 received a 5-star Overall Rating and 57 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2022 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees	$189	$239	(21)%	$197	(4)%
Distribution fees	101	125	(19)%	106	(5)%
Net investment income	151	114	32%	124	22%
Premiums, policy and contract charges	342	353	(3)%	329	4%
Other revenues	3	3	-	4	(25)%
Total revenues	786	834	(6)%	760	3%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	786	834	(6)%	760	3%

Expenses
Distribution expenses	103	134	23%	115	10%
Interest credited to fixed accounts	97	99	2%	96	(1)%
Benefits, claims, losses and settlement expenses	414	323	(28)%	233	(78)%
Amortization of deferred acquisition costs	49	5	NM	54	9%
Interest and debt expense	10	9	(11)%	9	(11)%
General and administrative expense	82	77	(6)%	74	(11)%
Adjusted operating expenses	755	647	(17)%	581	(30)%
Pretax adjusted operating earnings	$31	$187	(83)%	$179	(83)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Variable Annuities Rollforwards
Beginning balance	$75,687	$90,494	(16)%	$85,759	(12)%
Deposit	923	1,421	(35)%	1,126	(18)%
Withdrawals and terminations	(1,419)	(1,900)	25%	(1,514)	6%
Net flows	(496)	(479)	(4)%	(388)	(28)%
Investment performance and interest credited	(3,929)	(380)	NM	(9,684)	59%
Total ending balance - contract accumulation values	$71,262	$89,635	(20)%	$75,687	(6)%

Variable annuities fixed sub-accounts	$4,887	$5,020	(3)%	$4,931	(1)%

Life Insurance In Force	$198,510	$197,523	-	$198,546	-

Net Amount at Risk (Life)	$39,432	$37,766	4%	$39,017	1%

Net Policyholder Reserves
VUL/UL	$12,718	$14,565	(13)%	$13,140	(3)%
Term and whole life	161	168	(4)%	162	(1)%
Disability insurance	469	488	(4)%	476	(1)%
Other insurance	573	623	(8)%	584	(2)%
Total net policyholder reserves	$13,921	$15,844	(12)%	$14,362	(3)%

DAC Ending Balances
Variable Annuities DAC	$1,808	$1,840	(2)%	$1,864	(3)%
Life and Health DAC	$1,137	$834	36%	$1,055	8%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(11)	(17)	35%	(6)	(83)%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	2	1	NM	(1)	NM
Total revenues	(9)	(16)	44%	(7)	(29)%
Banking and deposit interest expense	2	—	-	—	-
Adjusted operating total net revenues	(11)	(16)	31%	(7)	(57)%

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	14	13	(8)%	13	(8)%
General and administrative expense	48	44	(9)%	28	(71)%
Adjusted operating expenses	62	57	(9)%	41	(51)%
Pretax adjusted operating earnings (loss)	$(73)	$(73)	-	$(48)	(52)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	38	36	6%	37	3%
Premiums, policy and contract charges	25	26	(4)%	24	4%
Other revenues	—	—	-	—	-
Total revenues	63	62	2%	61	3%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	63	62	2%	61	3%

Expenses
Distribution expenses	(3)	(3)	-	(4)	(25)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	62	58	(7)%	57	(9)%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	3	3	-	2	(50)%
General and administrative expense	4	5	20%	7	43%
Adjusted operating expenses	66	63	(5)%	62	(6)%
Pretax adjusted operating earnings (loss)	$(3)	$(1)	NM	$(1)	NM

Long Term Care Policyholder Reserves, net of reinsurance (1)
Active Life Reserves	$1,949	$2,501	(22)%	$2,122	(8)%
Disabled Life Reserves	606	558	9%	593	2%
Total long term care policyholder reserves, net of reinsurance	$2,555	$3,059	(16)%	$2,715	(6)%

(1) SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	8	12	(33)%	8	-
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	55	55	-	57	(4)%
Total revenues	63	67	(6)%	65	(3)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	63	67	(6)%	65	(3)%

Expenses
Distribution expenses	1	1	-	1	-
Interest credited to fixed accounts	61	64	5%	60	(2)%
Benefits, claims, losses and settlement expenses	2	1	NM	2	-
Amortization of deferred acquisition costs	(2)	1	NM	—	-
Interest and debt expense	—	—	-	—	-
General and administrative expense	4	7	43%	6	33%
Adjusted operating expenses	66	74	11%	69	4%
Pretax adjusted operating earnings (loss)	$(3)	$(7)	57%	$(4)	25%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2022	3 Qtr 2021	% Over/ (Under)	2 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees	$(35)	$(38)	8%	$(36)	3%
Distribution fees	(270)	(348)	22%	(290)	7%
Net investment income	(5)	(1)	NM	(3)	(67)%
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	—	-	—	-
Total revenues	(318)	(395)	19%	(337)	6%
Banking and deposit interest expense	(2)	—	-	—	-
Adjusted operating total net revenues	(316)	(395)	20%	(337)	6%

Expenses
Distribution expenses	(293)	(373)	(21)%	(313)	(6)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(5)	(6)	(17)%	(5)	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(3)	(3)	-	(3)	-
General and administrative expense	(15)	(13)	15%	(16)	(6)%
Adjusted operating expenses	(316)	(395)	(20)%	(337)	(6)%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	September 30, 2022	September 30, 2021	June 30, 2022

Long-term Debt Summary
Senior notes	$2,800	$2,800	$2,800
Finance lease liabilities	33	41	35
Other (1)	(11)	(10)	(11)
Total Ameriprise Financial long-term debt	2,822	2,831	2,824
Non-recourse debt of consolidated investment entities	2,401	2,163	2,078
Total long-term debt	$5,223	$4,994	$4,902

Total Ameriprise Financial long-term debt	$2,822	$2,831	$2,824
Finance lease liabilities	(33)	(41)	(35)
Other (1)	11	10	11
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$2,800	$2,800	$2,800

Total equity (2)	$3,257	$5,707	$4,304
Equity of consolidated investment entities	(6)	(5)	(6)
Total equity excluding CIEs	$3,251	$5,702	$4,298

Total Ameriprise Financial capital	$6,079	$8,538	$7,128
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$6,051	$8,502	$7,098

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	46.4%	33.2%	39.6%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	46.3%	32.9%	39.4%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	September 30, 2022	December 31, 2021

Assets
Cash and cash equivalents	$7,819	$7,127
Cash of consolidated investment entities	174	121
Investments	40,072	35,810
Investments of consolidated investment entities	2,378	2,184
Separate account assets	71,722	97,491
Receivables	16,008	16,205
Receivables of consolidated investment entities	38	17
Deferred acquisition costs	2,998	2,782
Restricted and segregated cash and investments	2,343	2,795
Other assets	9,800	11,444
Other assets of consolidated investment entities	2	3
Total Assets	$153,354	$175,979

Liabilities
Policyholder account balances, future policy benefits and claims	$35,482	$35,750
Separate account liabilities	71,722	97,491
Customer deposits	28,137	20,227
Short-term borrowings	201	200
Long-term debt	2,822	2,832
Debt of consolidated investment entities	2,401	2,164
Accounts payable and accrued expenses	2,058	2,527
Other liabilities	7,113	8,966
Other liabilities of consolidated investment entities	161	137
Total Liabilities	150,097	170,294

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,434	9,220
Retained earnings	19,174	17,525
Treasury stock	(22,560)	(21,066)
Accumulated other comprehensive income, net of tax	(2,794)	3
Total Equity	3,257	5,685
Total Liabilities and Equity	$153,354	$175,979

Ameriprise Financial, Inc.
Disclosed Items - Included in Adjusted Operating Earnings
(in millions, unaudited)	3 Qtr 2022

	RPS	Corporate
	Valuation Assumption & Model Changes (1)	Valuation Assumption & Model Changes (1)
Revenues
Management and financial advice fees	$—	$—
Distribution fees	—	—
Net investment income	—	—
Premiums, policy and contract charges	3	(2)
Other revenues	—	—
Total revenues	3	(2)
Banking and deposit interest expense	—	—
Adjusted operating total net revenues	3	(2)

Expenses
Distribution expenses	—	—
Interest credited to fixed accounts	—	—
Benefits, claims, losses and settlement expenses	180	(1)
Amortization of deferred acquisition costs	(5)	(4)
Interest and debt expense	—	—
General and administrative expense	—	—
Adjusted operating expenses	175	(5)
Pretax adjusted operating earnings (loss)	$(172)	$3

(1) Net pretax impact of model changes and the annual review/updating of valuation assumptions, including the annual long term care review.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended September 30,		Per Diluted Share Quarter Ended September 30,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021	2022	2021
Net income	$548	$1,031	$4.86	$8.65	(44)%
Less: Net realized investment gains (losses) (1)	(92)	12	(0.82)	0.10
Add: Market impact on non-traditional long-duration products (1)	(132)	94	(1.18)	0.79
Add: Mean reversion-related impacts (1)	79	(9)	0.70	(0.08)
Add: Market impact of hedges on investments (1)	—	23	—	0.19
Less: Block transfer reinsurance transaction impacts (1)	—	521	—	4.37
Add: Integration/restructuring charges (1)	11	7	0.10	0.06
Less: Net income (loss) attributable to consolidated investment entities	(3)	2	(0.03)	0.02
Add: Tax effect of adjustments (2)	(10)	88	(0.09)	0.74
Adjusted operating earnings	$591	$699	$5.24	$5.86	(11)%
Less: Pretax impact of annual unlocking/loss recognition	(169)	(8)	(1.50)	(0.07)
Less: Tax effect of annual unlocking/loss recognition	35	2	0.31	0.02
Adjusted operating earnings excluding Unlocking	$725	$705	$6.43	$5.91	9%

Weighted average common shares outstanding:
Basic	110.5	116.4
Diluted	112.7	119.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date September 30,		Per Diluted Share Year-to-date September 30,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021	2022	2021
Net income	$2,065	$2,059	$18.05	$17.03	6%
Add: Basic to diluted share conversion	—	—	—	—
Less: Net realized investment gains (losses) (1)	(90)	78	(0.79)	0.65
Add: Market impact on non-traditional long-duration products (1)	(571)	577	(5.00)	4.78
Add: Mean reversion-related impacts (1)	299	(107)	2.61	(0.89)
Add: Market impact of hedges on investments (1)	—	40	—	0.33
Less: Block transfer reinsurance transaction impacts (1)	—	521	—	4.31
Add: Integration/restructuring charges (1)	35	14	0.31	0.12
Less: Net income (loss) attributable to consolidated investment entities	(2)	(1)	(0.02)	(0.01)
Add: Tax effect of adjustments (2)	31	16	0.27	0.13
Adjusted operating earnings	$1,951	$2,001	$17.05	$16.55	3%
Less: Pretax impact of annual unlocking/loss recognition	(169)	(8)	(1.49)	(0.07)
Less: Tax effect of annual unlocking/loss recognition	35	2	0.31	0.02
Adjusted operating earnings excluding Unlocking	$2,085	$2,007	$18.23	$16.60	10%

Weighted average common shares outstanding:
Basic	112.1	118.2
Diluted	114.4	120.9

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended September 30,
(in millions, unaudited)	2022	2021
Total net revenues	$3,491	$2,903
Less: Net realized investment gains (losses)	(100)	14
Less: Market impact on non-traditional long-duration products	15	(1)
Less: Mean Reversion related impacts	—	—
Less: Market impact of hedges on investments	—	(23)
Less: Block transfer reinsurance transaction impacts	—	(644)
Less: Integration/restructuring charges	—	—
Less: CIEs revenue	31	42
Adjusted operating total net revenues	$3,545	$3,515
Less: Annual unlocking/loss recognition	1	19
Adjusted operating total net revenues excluding Unlocking	$3,544	$3,496

Total expenses	$2,806	$1,633
Less: CIEs expenses	34	40
Less: Integration/restructuring charges	11	7
Less: Market impact on non-traditional long-duration products	(117)	93
Less: Mean reversion-related impacts	79	(9)
Less: Block transfer reinsurance transaction impacts	—	(1,165)
Less: DAC/DSIC offset to net realized investment gains (losses)	(8)	2
Adjusted operating expenses	$2,807	$2,665
Less: Annual unlocking/loss recognition	170	27
Adjusted operating total net expenses excluding Unlocking	$2,637	$2,638

Pretax income	$685	$1,270
Pretax adjusted operating earnings	$738	$850
Pretax adjusted operating earnings excluding Unlocking	$907	$858

Pretax income margin	19.6%	43.7%
Pretax adjusted operating margin	20.8%	24.2%
Pretax adjusted operating margin excluding Unlocking	25.6%	24.5%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,270	$850
Income tax provision	$239	$151

Effective tax rate	18.8%	17.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$685	$738
Income tax provision	$137	$147

Effective tax rate	20.0%	19.9%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Year-to-date September 30, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$2,563	$2,418
Income tax provision	$498	$467

Effective tax rate	19.4%	19.3%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management General and Administrative Expense
	Year-to-date September 30,		% Over/ (under)
(in millions, unaudited)	2022	2021

Total G&A expenses	$1,134	$1,061	7%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management Operating Expense
	Quarter Ended September 30,		% Over/ (under)
(in millions, unaudited)	2022	2021

Total operating expenses	$632	$630	—%
BMO operating expenses	81	—
Total operating expenses excluding BMO	$551	$630	(13)%

Total G&A expenses	$391	$338	16%
BMO G&A expenses	75	—
Total G&A expenses excluding BMO	$316	$338	(7)%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended September 30,
(in millions, unaudited)	2022	2021
Net income	$2,766	$2,236
Less: Adjustments (1)	92	(324)
Adjusted operating earnings	2,674	2,560
Less: Annual unlocking/loss recognition, net of tax (2)	(134)	(6)
Adjusted operating earnings excluding Unlocking	$2,808	$2,566

Total Ameriprise Financial, Inc. shareholders’ equity	$4,793	$5,766
Less: Accumulated other comprehensive income, net of tax	(1,076)	404
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,869	5,362
Less: Equity impacts attributable to the consolidated investment entities	1	3
Adjusted operating equity	$5,868	$5,359

Return on equity excluding AOCI	47.1%	41.7%
Adjusted operating return on equity excluding AOCI (3)	45.6%	47.8%
Adjusted operating return on equity excluding AOCI and Unlocking (3)	47.9%	47.9%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on the disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.